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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of      and effective as of January 1, 1993,
between RICHARD B. STEELE ("Executive") and POLAND CABLEVISION (NETHERLANDS) B.V., a Netherlands corporation ("Employer").

     Executive has been employed by Employer since January 1, 1993. Executive and Employer desire to memorialize the terms of Executive's employment for the period from January 1, 1993 through December 31, 1997.

     In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1.  EMPLOYMENT OF EXECUTIVE

     Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer upon the terms and conditions hereinafter set forth.

     2.  EMPLOYMENT PERIOD

     The term of Executive's employment under this Agreement (the "Employment Period") commenced on January 1, 1993 (the "Commencement Date") and shall continue through December 31, 1997 (the "Expiration Date") unless earlier terminated pursuant to Section 5.

     3.  DUTIES AND RESPONSIBILITIES

     3.1 General. During the Employment Period, Executive shall serve as Managing Director of Employer and, subject to Section 3.2, shall devote substantially his full attention and expend his best efforts, energies and skills to the business of Employer and Polska Telewisja Kablowa B.A., a Polish corporation ("PTK"), and all corporations, associations, companies, partnerships, joint ventures, firms and other enterprises controlled by Employer or PTK ("Subsidiaries"). During the Employment Period, Executive shall report to the Board of Directors of Employer and such persons as may be designated by the Board of Directors from time to time.

     3.2 Other Activities. Employer acknowledges and agrees that during the Employment Period Executive may engage in the following other business activities, and that his engagement in such activities and devotion of a reasonable amount of his professional time to such activities shall not constitute a breach of this Agreement: (i) providing management and consulting services to Rainbow Springs Limited, D.T. Chase Enterprises, Inc. ("Chase Enterprises") and affiliates of Rainbow Springs Limited and Chase Enterprises, and (ii) providing management and other services to Executive's direct and indirect real estate investments in Woodside Plantation, South Carolina and in Philadelphia, Pennsylvania. Executive shall use reasonable efforts to coordinate the other activities described in this Section 3.2 to avoid interference with the proper discharge of his responsibilities under this Agreement.

     4.  COMPENSATION AND RELATED MATTERS

     4.1 Salary. For all services rendered and required to be rendered by, and in consideration of the covenants of and restrictions imposed on, Executive under this Agreement, Executive shall be paid during and with respect to the Employment Period, and Executive agrees to accept, an annual base salary (the "Base Salary") of Two Hundred Thousand Dollars ($200,000).

     Such annual Base Salary shall be payable in equal installments no less often than monthly.

     4.2. Deferred Compensation. In addition to his Base Salary, Executive shall be entitled to deferred compensation (the "Deferred Compensation") as follows: (i) as of December 31, 1994, Executive has earned unfunded Deferred Compensation of $316,000 for his services in 1993 and 1994 which amount was deemed to be earned ratably each month from January 1, 1993 and (ii) Executive will earn additional unfunded Deferred Compensation at the rate of U.S.$256,000 per annum commencing January 1, 1995, which amount shall be earned ratably each month from January 1, 1995 until the earlier of the Expiration Date or the date of the
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termination of Executive's employment with Employer for any reason. Deferred
Compensation shall accrue no interest thereon until January 1, 1998, at which time all accrued and unpaid Deferred Compensation shall be deemed to accrue interest at a variable rate equal to the Prime Rate (as defined below) compounded monthly. For purposes of this Agreement, the term "Prime Rate" shall mean the Prime Rate as published in the Wall Street Journal from time to time (or if such rate ceases to be published, the rate announced from time to time by Citibank N.A. or its successor from time to time as its prime rate or equivalent, or if such bank ceases to exist without a successor or such bank or its successor ceases to announce such rate, the Prime Rate shall be an equivalent rate agreed to by the parties). Employer shall pay Executive all accrued Deferred Compensation and the interest deemed earned thereon on the tenth anniversary of the Commencement Date; provided, however, that in the event that Executive's employment with Employer is terminated by either party, with or without cause, effective prior to the Expiration Date, Employer shall pay Executive all accrued Deferred Compensation and the interest deemed earned thereon on the first anniversary of the termination of Executive's employment with Employer. Employer may not prepay all or any portion of Executive's Deferred Compensation without Executive's consent.

     4.3 Office; Travel; Expense Reimbursement. Employer shall provide Executive with suitable office space and a secretary in Hartford, Connecticut. It is anticipated that Executive will be required to make frequent business trips, particularly to Poland, to discharge his responsibilities hereunder. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status. All business air travel shall be in business class. Without limiting the foregoing, all of Executive's expenses for lodging and meals while working for Employer away from home at any location other than Hartford, Connecticut shall be paid by Employer.

     4.4 Vacations. Executive shall be entitled to vacations consistent with Employer's practices in respect thereof (but not less than four weeks per annum), which vacations shall be taken at such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement.

     4.5 Other Benefits. During the Employment Period, Employer shall provide Executive with health, life, disability and other insurance benefits and other fringe benefits comparable to those received by Executive while he was employed by Chase Enterprises.

     4.6 Currency. Except as otherwise expressly provided herein, all amounts payable to Executive pursuant to this Agreement shall be paid in U.S. Dollars.

     5.  TERMINATION OF EMPLOYMENT PERIOD

     5.1 Termination Without Cause. Employer or Executive may, by notice to the other at any time during the Employment Period, terminate the Employment Period without cause. The effective date of termination shall be the date specified in such notice, which date shall be not less than 90 days nor more than 180 days after the date on which such notice is given.

     5.2 By Employer; Cause. Employer may, at any time during the Employment Period by notice to Executive, terminate the Employment Period "for cause" effective immediately, such notice shall specify the cause for termination. For the purposes hereof, "for cause" means:

          (i) a material breach by Executive of any provision of this Agreement that Executive fails to remedy or cease within 30 days after notice thereof to Executive;

          (ii) any conduct, action or behavior by Executive that has a material adverse effect on the reputation of Employer; or

          (iii) the commission by Executive of an act involving moral turpitude or dishonesty in connection with Executive's employment hereunder or the commission by Executive of a misdemeanor or a felony involving moral turpitude or dishonesty, whether or not in connection with his employment hereunder, as evidenced by his conviction therefor (including a plea of nolo contendere therefor)).

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     5.3 By Executive; Good Reason.  Executive may, at any time during the
Employment Period by notice to Employer, terminate the Employment Period for "good reason" effective immediately. For the purpose hereof, "good reason" means:

          (i) a material adverse change in the duties or responsibilities of Executive that Employer fails to remedy within 30 days after notice thereof to Employer;

          (ii) the failure to pay in a timely manner any compensation due to Executive hereunder within 10 days after notice from Executive; or

          (iii) a material breach by Employer of any provision of this Agreement that Employer fails to remedy or cease within 30 days after notice thereof to Employer.

     5.4 Death. The Employment Period shall end on the date of Executive's death.

     6. TERMINATION COMPENSATION

     6.1 Termination Without Cause or For Good Reason; Expiration.

     (a) If the Employment Period is terminated effective before the Expiration Date either by Employer under Section 5.1 or by Executive under Section 5.3 (excluding, in any event, termination by reason of Executive's disability), then, Employer will continue to pay Executive the Base Salary and provide Executive with health and other insurance benefits for him and his family through the latest of (i) the effective date of termination, or (ii) if the Employment Period is terminated by Employer pursuant to Section 5.1, 180 days after notice of such termination is given to Executive by Employer, or (iii) if the Employment Period is properly terminated by Executive pursuant to Section 5.3, 180 days after notice of such termination is given to Employer by Executive.

     (b) In the event that the Employment Period is terminated prior to the Expiration Date for any reason whatsoever, then the Deferred Compensation (including the interest deemed accrued thereon) shall accrue through the effective date of the termination of the Employment Period and shall be payable in full on the first anniversary of the effective date of such termination.

     6.2 No Other Termination Compensation. Executive shall not, except as set forth in Section 6.1, be entitled to compensation following termination of the Employment Period.

     6.3 Time of Payment. Any payment of Executive's Base Salary required to be made pursuant to this Section 6 following the termination of the Employment Period shall be made at the same time such payment would have been payable had the Employment Period not so terminated.

     7. EXCLUSIVITY OF SERVICES, CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

     7.1 Exclusivity of Services and Restrictions. During the Employment Period and for a further period of two years after Executive is no longer employed by Employer or PTK or any of their Subsidiaries, Executive shall not, directly or indirectly, do any of the following: (a) be or become interested in or associated with (as an officer, director, stockholder, partner, consultant, employee, agent or otherwise) any business that is then, or which then proposes to compete with the business conducted in Poland by Employer or PTK or any of their Subsidiaries; provided, that the foregoing shall not restrict Executive from the ownership, solely as an investment, of securities of any of the foregoing if such ownership is (i) not as a controlling person of such company,
(ii) not as a member of a group that controls such company, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such company; or (b) induce or seek to influence any employee of (or consultant to) Employer or PTK or any of their Subsidiaries to leave its employ (or terminate such consultancy) or to become financially interested in a similar business; or (c) aid a competitor of Employer or PTK or any of their subsidiaries in any attempt to hire a person who shall have been employed by, or who was a consultant to, Employer, PTK or any of their Subsidiaries within the two-year period preceding the date of any such aid.

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     7.2 Confidential Information.  Executive shall not at any time, whether during the Employment Period of thereafter, disclose or use (except in the course of his employment hereunder and in furtherance of the business of Employer or PTK or any of their subsidiaries, or as required by applicable law) any confidential information, trade secrets or proprietary data (including, without limitation, customer and supplier lists and the identity of and any information relating to any customer or supplier) of Employer or PTK or any of their Subsidiaries.

     7.3 Injunction. Notwithstanding any other provisions of this Agreement, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 7, Employer shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of providing damage or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

     7.4 Notice. Notwithstanding anything to the contrary in this Agreement (and without limiting anything hereinabove provided), if, during the Employment Period, Executive obtains other employment or engages in his own business or otherwise engages in any business activities for his own benefit or account, Executive shall immediately notify Employer of the same, identifying his employer and disclosing his business activity.

     8.  MISCELLANEOUS

     8.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

     If to Employer:

       Poland Cablevision (Netherlands) B.V.
       c/o Chase Enterprises
       One Commercial Plaza
       Hartford, CT 06103
       Attention:  Arnold L. Chase, Director

     with a copy to:

       Cheryl Chase Freedman, Esq.
       D.T. Chase Enterprises, Inc.
       One Commercial Plaza
       Hartford, CT 06103

     If to Executive:

       Richard B. Steele
       19 Warren Terrace
       Longmeadow, MA 01106

     8.2 Taxes. The Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

     8.3 Governing Law. This Agreement is being entered into in, and shall be governed by and construed and enforced in accordance with the laws of, the State of Connecticut applicable to agreements made and to be performed therein.

     8.4 Prior Employment. Executive represents to Employer that Executive is not a party to or bound by any agreement, understanding or restriction that would or may be breached by Executive's execution and full performance of this Agreement or would delay the commencement of the Employment Period hereunder.

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Executive expressly undertakes and agrees that he will do nothing in furtherance of this Agreement or his duties hereunder that will violate any obligations he may have to any prior employer (or will impose upon Employer or PTK any liability to any prior employer) and that he has complied with all requirements of notice applicable to the termination of any prior employment.

     8.5 Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

     8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.7 Severability. If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of such provision of this Agreement, and the remainder of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     8.8 Entire Agreement and Representations. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to Employer or PTK or their respective businesses, or relating to Employer's or PTK's assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employer to Executive. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     8.9 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in Hartford, Connecticut in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that nothing herein shall impair Employer's ability to seek or obtain temporary or permanent injunctive relief for any actual or threatened breach by Executive of Section 7 hereof from any court of competent jurisdiction.

     8.10 Consent to Jurisdiction. Each of the parties hereto consents to service of process, and consents to be sued, in the State of Connecticut, and further consents to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, for the purpose of any suit, action, or other proceeding arising hereunder, and expressly waives any and all objections he or it, as the case may be, may have to venue in any such courts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          POLAND CABLEVISION (NETHERLENDS) B.V.

                                          By:    /s/ CHERYL CHASE FREEDMAN
                                            ------------------------------------
                                                   Cheryl Chase Freedman
                                                     Managing Director

                                                 /s/ RICHARD B. STEELE
                                          --------------------------------------
                                                    Richard B. Steele

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     ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") effective as of March 20,
1996, between Poland Cablevision (Netherlands) B.V. ("PCBV") and World Cable Communications, Inc. ("WCCI").

     For the consideration of One ($1.00) dollar, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                             ARTICLE 1  THE PARTIES

SECTION 1.1  ASSIGNOR

     (a) PCBV is a limited liability company organized and existing under the laws of the country of the Netherlands with an address of c/o Chase Enterprises, One Commercial Plaza, Hartford, Connecticut 06103.

     (b) PCBV is referred to in this instrument as the "Assignor".

SECTION 1.2  ASSIGNEE

     (a) WCCI is a New York corporation. It has an office c/o Chase Enterprises, One Commercial Plaza, Hartford, Connecticut 06103. It is the majority shareholder in PCBV.

     (b) WCCI is referred to in this instrument as the "Assignee".

                       ARTICLE 2  WHAT IS BEING ASSIGNED

SECTION 2.1  THE ASSIGNED DOCUMENT

     (a) The assigned document is an Employment Agreement dated as of January 1, 1993 relating to the employment of Richard B. Steele ("Employee") by Assignor (the "Employment Letter").

                           ARTICLE 3  THE ASSIGNMENT

SECTION 3.1  THE ASSIGNMENT

     Assignor assigns all of its right, title and interest as employer in the Employment Letter to Assignee. This assignment is necessary in connection with a contemplated transaction between Assignee and Advent International/ECO Holdings III Limited Partnership.

SECTION 3.2  THE ASSUMPTION

     Assignee assumes and agrees to perform all the obligations and responsibilities of Assignor as employer under the Employment Letter and agrees to be bound by all the provisions of the Employment Letter.

                           ARTICLE 4  GENERAL CLAUSES

SECTION 4.1  HEIRS AND SUCCESSORS

     This assignment and assumption are binding upon Assignor and Assignee, and their respective heirs, successors, executors, administrators, personal representatives and assigns.

SECTION 4.2  SINGULAR AND PLURAL

     The singular includes the plural and the plural includes the singular.

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SECTION 4.3  CAPTIONS AND HEADINGS

     The captions and headings throughout this instrument are for convenience or reference only, and the words therein shall in no way be held or deemed to refine, limit, describe, explain, modify, amplify or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this instrument, nor in any way affect this instrument.

SECTION 4.4  COUNTERPARTS

     This instrument may be executed in several counterparts but the counterparts shall constitute but one and the same instrument.

SECTION 4.5  INTERPRETATION

     This instrument shall be construed in accordance with the laws of the State of Connecticut. In the event that any provision of this instrument shall be found unenforceable or invalid, the same shall not affect the remaining provisions of this instrument.

     To signify agreement with the foregoing, the parties have executed this instrument as of the date first above written.

Signed, sealed and delivered
in the presence of:

WITNESS:                                          ASSIGNOR:

                                                  POLAND CABLEVISION (NETHERLANDS)
/s/ [SIGNED BUT ILLEGIBLE]                        B.V.
------------------------------------------        By: /s/ [SIGNED BUT ILLEGIBLE]
                                                      -----------------------------------------
/s/ [SIGNED BUT ILLEGIBLE]                            Richard B. Steele
------------------------------------------        Its: Managing Director
/s/ [SIGNED BUT ILLEGIBLE]                        ASSIGNEE:
------------------------------------------
                                                  WORLD CABLE COMMUNICATIONS, INC.
/s/ [SIGNED BUT ILLEGIBLE]
------------------------------------------        By: /s/ [SIGNED BUT ILLEGIBLE]
                                                      -----------------------------------------
                                                      Its: Vice President

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